EXHIBIT 21

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2020

Name of Subsidiaries	Jurisdiction of Incorporation

ATS Leichtmetallräder GmbH	Germany

SIIP Holdings, LLC	Delaware, U.S.A.

Superior Industries Automotive Germany GmbH	Germany

Superior Industries de Mexico, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries Europe AG	Germany

Superior Industries International Arkansas, LLC	Delaware, U.S.A.

Superior Industries International Asset Management, LLC	Delaware, U.S.A.

Superior Industries International Cyprus Limited (in Voluntary Liquidation)	Nicosia, Cyprus

Superior Industries International (Dutch) B.V.	The Netherlands

Superior Industries International Germany GmbH	Germany

Superior Industries International Holdings, LLC	Delaware, U.S.A.

Superior Industries International Michigan, LLC	Delaware, U.S.A.

Superior Industries International Netherlands B.V.	The Netherlands

Superior Industries International Production S.R.L.	Costa Rica

Superior Industries Leichtmetallräder Germany GmbH	Germany

Superior Industries North America, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries OEM Germany GmbH	Germany

Superior Industries Production Germany GmbH	Germany

Superior Industries Production (Poland) Sp. z.o.o.	Poland

Superior Industries Trading de Mexico, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries Trading Sweden AB	Sweden

Superior Shared Services S. de R.L. de C.V.	Chihuahua, Mexico

UNIWHEELS OEM Germany GmbH	Germany